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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Alcentra Capital Corporation

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June 10, 2015 – Alcentra Capital Corporation (the “Company”) (NASDAQ: ABDC) will reconvene its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on June 15, 2015 at 3:30 p.m. (Eastern Time) at the offices of Sutherland Asbill & Brennan, LLP, 1114 Avenue of the Americas, New York, NY 10036.

At the reconvened Annual Meeting, stockholders will vote on the proposal to authorize the Company, with the approve of the Board of Directors, to sell or otherwise issue up to 20% of the Company’s outstanding common stock at an offering price that is below the Company’s then current net asset value per share. This proposal is the second proposal described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 10, 2015 (the “Proxy Statement”).

Stockholders of record at the close of business on March 27, 2015 are entitled to notice of, and to vote at the Annual Meeting and any adjournment or postponement of the meeting. As of March 27, 2015, the record date, 13,516,766 shares of common stock were entitled to vote at the Annual Meeting. Stockholders who have already voted on the second proposal found in the Proxy Statement need not submit another vote unless they wish to change their votes. Stockholders who have not voted or wish to change their vote on the second proposal found in the Proxy Statement are encouraged to do so promptly. You may vote by signing your proxy card and returning it promptly in the self-addressed envelope provided with your proxy card. You may also vote your proxy electronically by telephone or over the Internet by following the instructions included with your proxy card. The Proxy Statement and the Company’s annual report on Form 10-K for the year ended December 31, 2014 are available on the Internet at www.edocumentview.com/ABDC.

On May 12, 2015, prior to the adjournment of the Annual Meeting, T. Ulrich Brechbühl was elected to the Company’s Board of Directors to serve for a term of three years or until his successor is duly elected and qualified; the Company’s stockholders approved a proposal to authorize the Company to issue warrants, options or rights to subscribe to, convert to, or purchase the Company’s common stock in one or more offerings; and the Company’s stockholders voted to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

About Alcentra Capital Corporation

Alcentra (www.alcentracapital.com) is an externally-managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. Alcentra's investment objective is to generate both current income and capital appreciation primarily by making direct investments in lower middle-market companies in the form of subordinated debt and, to a lesser extent, senior debt and minority equity investments. Alcentra's investment activities are managed by its investment adviser, Alcentra NY, LLC.

About Alcentra NY, LLC

Alcentra NY, LLC, our investment adviser, is part of BNY Alcentra Group Holdings, Inc. (“Alcentra Group”), one of the world's leading sub-investment grade credit asset managers focusing on the U.S. and European markets. Alcentra Group has an investment track record that spans across 75 separate investment vehicles and accounts totaling approximately $23 billion (including accounts managed by Alcentra NY, LLC, Alcentra Ltd, and assets managed by Alcentra Group personnel for affiliates under dual officer arrangements).

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements,” which relate to future performance or financial condition. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. Alcentra undertakes no duty to update any forward-looking statement made herein except as required by law. All forward-looking statements speak only as of the date of this press release.